SHANGHAI BABY FOX FASHION CO., LTD.

EQUITY SHARE ACQUISITION AGREEMENT

Transfer Party:	Ms. FENGLING WANG（as Party A in the following）

Receiver Party：
BABY FOX INTERNATIONAL, INC. （as Party B in the following）Registered address： East John Street 502, Carson City, Nevada State, The United States of the America; Company Legal Representative, HITOSHI YOSHIDA（吉田仁）, also Chairman of Board of Directors，Nationality：Japan.

 “Shanghai Baby Fox Fashion Co., Ltd.”（The “Shanghai Baby Fox”）is founded according to 《the Republic of China Corporation Act》by Ms. Fengling Wang. the company is registered with Shanghai Administration for Industry and Commerce. It is a limited liability corporation.  Party A’s registered address is: Shanghai Minhang District, 89 Xinbang Road, Suite 305-B5. Its mainly business is: “clothing, accessories, fabric, raw material for weaving and products sales”. The registered capital is RMB 5 million Yuan. Its Legal Representative is Ms. Fengling Wang.

Now through friendly discussion, regarding Shanghai Baby Fox equity share acquisition matters, Party A and Party B reached the agreement as below：

I.	Party A agrees to transfer all her shares of Shanghai Baby Fox to Party B, according to the terms in this agreement; Party B agrees to receive all the Party A’s shares of Shanghai Baby Fox.

II.
Based on the Asset Valuation Report, August 31st, 2007, the net asset of Shanghai Baby Fox is RMB5.72 million Yuan. Party B agrees to acquire 100% of Shanghai Baby Fox’s equity shares, the acquisition amount convert to foreign currency is equally to RMB 5.72 million Yuan. Party A’s shall receive fund which is equal to her equity share percentage (100%) multiplied by RMB5.72 million Yuan.

III.	After the acquisition becomes effective, Party B shall pay the acquisition payment within three months after company receive its new business license and it should be audited by Chinese CPA.

IV.
After the acquisition, Shanghai Baby Fox will keep its company name, address, but the property is transformed from domestic company to Wholly Foreign Owned Enterprise (WFOE). The total investment amount allowed is RMB7.14 million Yuan, the registered capital is RMB5 million Yuan, and Party B owns 100% equity of the company. All the creditor and debt liabilities of Shanghai Baby Fox shall be undertaken by Party B. Party A’s original employees will continue to work for the new company.

V.
The acquired company’s mainly business is: retail and wholesale of clothing, finery and accessories, fabric, raw material for weaving; commission agency except auction; import & export; related services ( management of quota license and stated products, etc.), operating term is: 20 years.

VI.	After the acquisition, the directorate is assigned by Party B. the new Chairman of the Board of Directorate is Mr. Jieming Huang.

VII.	Party B will reset the corporation bylaws and will submit it to government for approval. The original bylaws of Shanghai Baby Fox will be terminated at the same time.

VIII.	Party B will pay all the expense related to this acquisition.

IX.	Party A promises their shares transferred to Party B are legal ownership, this shares are unrestricted and has not been used as guarantor for any other third parties.

X.	If Party B doesn’t pay the acquisition payment on time (according to term III above), they should pay penalty charge to Party A, the rate is 3 in 10,000 per day.

If any party withdraw from this agreement, the withdraw party should pay the other party’s damages.

XI.
The establishment, effectiveness, explanation, implementation, and dispute are governed by the law of the Republic of China. If any dispute happens related to this agreement, the both parties should negotiate first to resolve the matters. If the disputes can not be resolved through both parties’ negotiation, each party has right to take the matter to Shanghai local for legal settlement.

XII.	The agreement is effective upon the signatures by both parties. it will be submitted to Shanghai local authority of PRC for approval.

XIII.	This agreement has 3 original copies, Party A and Party B keep one copy each, Shanghai Baby Fox keeps one copy, the rest copies sent to related government.

XIV.	This agreement is signed at Shanghai in September 20, 2007.

IN WITNESS OF, both parties signed this Acquisition Agreement below.

Party A：	SHANGHAI BABY FOX FASHION CO., LTD.

Fengling Wang

Party B：	BABY FOX INTERNATIONAL, INC. (Baby fox)
Legal Representative：

吉田仁 HITOSHI YOSHIDA